Exhibit 10.4

ADDENDUM TO EMPLOYMENT AGREEMENT

made and entered into as of May 15, 2023

by and between

Microbot Medical Ltd.

Registration no. 514519412

of 34 (B2) Ramhal St., Acco, Israel

(the “Company”)

of the first part

and

Dr. Eyal Morag

Israeli I.D no. 058830084

of Israel

(the “Employee”)	of the second part

WHEREAS,	the Employee is employed by the Company in accordance with that certain employment agreement dated February 18, 2020, and any addendum thereto (the “Employment Agreement”);

WHEREAS,	the Company and the Employee have agreed to amend certain terms of the Employee’s employment, effective as of May 15, 2023 (the “Interim Period”), as set forth in writing below;

NOW, THEREFORE, the Parties hereby agree, declare and covenant as follows:

1. Prior Notice of Termination

1.1.	During the Interim Period, the Advance Notice Period, in case either one of the parties decides to terminate the Employment Agreement (i.e. either dismissal or resignation) shall be shortened to ninety (90) days.

2. Miscellaneous

2.1.	Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Employment Agreement.

2.2.	This Addendum contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and cancels all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, if any. In any event of contradiction between the provisions of this Addendum and any prior agreement, whether written or oral, the provisions of this Addendum shall prevail.

2.3.	This Addendum may be amended, modified, superseded, canceled, renewed or extended, and the terms and covenants hereof may be waived, only by a written instrument executed by both parties. A waiver of any term or condition of this Addendum may be effected only by a written instrument executed by the party waiving compliance. The failure of any party, at any time or times, to require performance of any provision of this Addendum shall in no manner affect the right of such party, at a later time, to enforce the same. No waiver by any party of the breach of any term or covenant, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

2.4.	Except to the extent otherwise specifically modified herein in this Addendum all of the terms and conditions of the Employment Agreement are hereby ratified, approved and confirmed and all such terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties execute hereunder:

/s/ Naama Moav	/s/ Eyal Morag
Microbot Medical Ltd.	Eyal Morag

By:

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com